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                                                                    Exhibit 23.4

                [LETTERHEAD OF LEE KEELING AND ASSOCIATES, INC.]

                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

      As independent petroleum consultants, we consent to the references to our firm, to our estimates of reserves and value of reserves and to our report on reserves as of December 31, 2004 incorporated by reference into the prospectus contained in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about October 4, 2005 and any subsequent amendments thereto.

                                    Lee Keeling and Associates, Inc.

                                    /s/ Lee Keeling and Associates, Inc.

Tulsa, Oklahoma
October 4, 2005